SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 29, 2005

STEPAN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4462	36-1823834
(Commission File Number)	(I.R.S. Employer Identification No.)

Edens and Winnetka Road, Northfield, Illinois	60093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 446-7500

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 29, 2005, Stepan Company (“Stepan”) entered into a Note Purchase Agreement with two U.S. insurance companies in which Stepan will issue and sell to the insurance companies $40 million in long-term senior notes (“Agreement”). The proceeds are scheduled to be received by Stepan on November 1, 2005, and will be used to pay down U.S. bank debt and for general corporate purposes. The notes under the Agreement will bear interest at a fixed rate of 5.69% with interest to be paid semi-annually. Principal amortization is contractually scheduled with equal annual payments beginning November 1, 2012, through final maturity on November 1, 2018. The Agreement requires the maintenance of certain financial ratios and covenants that are similar to Stepan’s existing long-term debt. A copy of the Agreement is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Note Purchase Agreement dated September 29, 2005

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

By:	/s/ Kathleen M. Owens
Kathleen M. Owens
Assistant Secretary

Date: October 3, 2005

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Note Purchase Agreement dated September 29, 2005

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